UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2012

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

KENTUCKY	61-1168311
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

2323 Ring Road, Elizabethtown, Kentucky, 42701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (270) 765-2131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2012, Senator Walter Dee Huddleston retired as a director of First Financial Service Corporation (the ‘Company”) and its banking subsidiary First Federal Savings Bank of Elizabethtown, Inc. (“First Federal” or the “Bank”). Senator Huddleston has served on the board of directors of the Bank since 1966, and the board of directors of the Company since its inception in 1987, serving as Chairman from 1997 through February 2012. Senator Huddleston has been appointed as a Director Emeritus of the Company and the Bank.

Also on September 19, 2012, Gregory S. Schreacke was elected to the board of directors of both the Company and the Bank. Mr. Schreacke’s term will expire at the 2013 annual meeting of the Company’s shareholders.

Mr. Schreacke, age 42, has served as President of the Company and the Bank since January 2008. He assumed principal management responsibility for the Company and the Bank effective February 10, 2012. Mr. Schreacke joined our organization as the Company’s chief financial officer in January 2004, serving in that capacity until April 2008, and later from January 2011 to May 2012. He previously served as senior vice president and controller for Team Financial, Inc. in Paola, Kansas for four years. Mr. Schreacke has also served as vice president and controller for Hemet Federal Savings and Loan, as a senior accounting officer at Mercantile Trust & Savings Bank, and as founder and shareholder in Swann, Schreacke & Associates P.C., a certified public accounting practice headquartered in Quincy, Illinois.

Item 8.01 Other Events

On May 15, 2012, First Federal Savings Bank of Elizabethtown, Inc. (“First Federal”), the Company’s banking subsidiary entered into a Branch Purchase Agreement (the “Agreement”) with First Security Bank of Owensboro, Inc., the banking subsidiary of First Security, Inc. (“First Security”), headquartered in Owensboro, Kentucky. The Agreement provides for the sale of First Federal’s four retail banking offices in Louisville, Kentucky to First Security. The Agreement was described in, and attached as an exhibit to, the Company’s Current Report on Form 8-K filed May 21, 2012. The sale is subject to First Security raising additional capital, regulatory approval and other customary closing conditions.

The Company no longer expects that the sale will be completed before the end of the third quarter of 2012, as previously announced. The Agreement provides that it may be terminated by either party after October 31, 2012, unless a closing occurs before that date or the Agreement is extended by the parties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: September 25, 2012	By:	/s/ Gregory S. Schreacke
Gregory S. Schreacke President

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